Exhibit 21.1


     Information pertaining to the subsidiaries of Motels of America, Inc. as of March 13, 1997 is set forth in the following table:


     Name of Subsidiary                           State of Incorporation

     Ben Franklin Florida Enterprises, Inc.                 Florida

     Broadleaf Hotels, Inc.                                 California

     Budget Motel Supply Corporation                        Delaware

     Central Park Motel Corp.                               Delaware

     Gateway Restaurant, Inc.                               California

     Kansas City Hotel Corporation                          Kansas

     Megan Park, Inc.                                       Illinois

     Motels of America, L.L.C.                              Delaware

     MOA Centro, Corp                                       Delaware

     MOA Investor Corp.                                     Delaware

     MOA Membership Corp                                    Delaware

     MOA Portfolio II, Ltd.                                 Delaware

     MOA-CS Corp.                                           Delaware

     MOA-TL Corp.                                           Delaware

     MOA-TL Holding Corp.                                   Delaware

     Pacshore Initial Corp.                                 Delaware

     The Products Group, Inc                                Delaware

     TAD Membership Corp.                                   Delaware

     TAD Properties, L.L.C.                                 Delaware

     Tri-State Inns, Inc.                                   Georgia

     York Motel Corp.                                       Delaware